UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2011

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-137481	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 300, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 480-406-8220

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On June 29, 2011 Lithium Exploration Group, Inc. (“us”, “we”, “our”) entered into a securities purchase agreement with one investor. Pursuant to the terms of the agreement, the investor will acquire convertible debentures with an aggregate total of $1,500,000. We received the initial $1,000,000 on June 29, 2011 and the remaining $500,000 on July 13, 2011.

On July 13, 2011 we received $500,000 from the investor and entered into a $500,000 convertible debenture. The debenture is due on December 28, 2012 and carries an interest rate of twelve percent per annum. The debenture is also convertible at $0.83 per share, subject to various prescribed conditions. Along with the debentures, we have issued to warrants to acquire a total of 602,410 shares of our common stock for a period of five years at a price of $0.913. The warrants also include cashless exercise provisions in the event that a Registration Statement covering is not effective. The debenture and warrants were entered into on July 12, 2011.

The description of the warrants and the debenture is qualified in its entirety by the contents of the respective agreements attached as Exhibits to this Current Report.

Item 9.01	Financial Statements and Exhibits
10.1	Debenture dated July 12, 2011
99.1	Common Stock Purchase Warrant dated July 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President, Secretary, Treasurer and Director
July 13, 2011